Exhibit 99.1
INVESTOR RELATIONS CONTACT:
Ryan D. Robinson,
Senior Vice President and Chief Financial Officer
847-286-8700
FOR IMMEDIATE RELEASE:
September 9, 2014
SEARS HOMETOWN AND OUTLET STORES, INC. REPORTS SECOND QUARTER 2014 RESULTS
HOFFMAN ESTATES, Ill. - Sears Hometown and Outlet Stores, Inc. ("SHO") (NASDAQ: SHOS) today reported results for its quarter ended August 2, 2014.
Results for the second quarter included:

•	Operating income decreased 62.4% to $5.8 million

•	EPS decreased 62.5% to $0.15

•	Adjusted EBITDA decreased 55.0% to $7.9 million

•	Comparable store sales decreased 6.3%
Year-to-date results through the second quarter included:

•	Operating income decreased 69.8% to $12.1 million

•	EPS decreased 70.2% to $0.31

•	Adjusted EBITDA decreased 63.0% to $16.5 million

•	Comparable store sales decreased 6.2%

Bruce Johnson, Chief Executive Officer and President, said, "During the second quarter we observed a highly promotional environment for large appliances.  We chose to not fully follow the promotional activities of other retailers. This had an impact on our top line, and we are disappointed with our comparable store sales decline, but our gross margin dollars were similar to the year-earlier quarter."

"We believe sales were affected by other retailers’ highly promotional activity, including free delivery. In particular, the narrower price difference between Outlet 'as-is' appliances and new, in-box appliances adversely affected sales in our Outlet segment.  As we communicated after the first quarter, our Outlet segment inventory-sourcing activities have continued to improve, which affords us more pricing flexibility to offer great value to our customers. With the improvement in sourcing initiatives and more 'as-is' merchandise, our goal is to drive demonstrably better Outlet sales and gross margin dollars in the second half of the year."

"Our e-commerce revenues totaled $38.3 million for the quarter and grew by 21.5%.  These included sales fulfilled by SHO on Sears.com and our website, Searsoutlet.com, as well as sales completed in our stores on Sears.com but fulfilled by Sears Holdings, for which we received a commission."

"We are also encouraged by our cash flow in the quarter, which allowed us to reduce borrowings from $98.1 million at May 3, 2014 to $74.8 million at August 2, 2014."
Second Quarter Results

Net sales in the second quarter of 2014 decreased $18.2 million, or 2.8%, to $638.7 million from the second quarter of 2013. This decrease was driven primarily by a 6.3% decrease in comparable store sales. These decreases were partially offset by new stores (net of closures), higher initial franchise revenues (which were $5.4 million in the second quarter of 2014 compared to $1.8 million in the second quarter of 2013), and higher online commissions earned by SHO on sales of merchandise for home delivery made through www.sears.com, a website owned by Sears Holdings Corporation ($5.2 million in the second quarter of 2014 compared to $2.7 million in the second quarter of 2013). Sears Holdings fulfilled and recorded these online transactions and paid commissions to SHO, which are included in SHO's net sales. In-store sales transacted by SHO and its independent dealers and franchisees through www.sears.com and recorded and fulfilled by Sears Holdings during the second quarter of 2014 were $18.7 million compared to $9.0 million in the second quarter of 2013. As a result, comparable store sales, which measure the increase in sales on transactions fulfilled and recorded by SHO, were unfavorably impacted. Including total sales for online transactions fulfilled and recorded by Sears Holdings, Adjusted comparable store sales for the second quarter of 2014 decreased 4.6%. Comparable store sales in Hometown were down 5.1% while comparable store sales in Outlet were down 10.4%. Adjusted comparable store sales were down 3.3% in Hometown and down 9.0% in Outlet.

Gross margin was $147.1 million, or 23.0% of net sales, in the second quarter of 2014 compared to $148.4 million, or 22.6% of net sales, in the second quarter of 2013. The increase in gross margin rate was primarily driven by (1) higher initial franchise revenues, (2) higher online commissions, (3) increased merchandise margins in Outlet, (4) lower support-services charges from Sears Holdings, (5) higher delivery margins, (6) lower occupancy costs resulting from the conversion of Company-operated stores to franchisee-operated stores, and (7) higher Outlet apparel liquidation income. These increases were partially offset by a reduction in merchandise margins in Hometown and by $0.8 million of additional Outlet distribution center costs. Excluding the impact of online commissions and initial franchise revenues, gross margin was 21.7% of net sales in the second quarter of 2014 compared to 22.1% of net sales in the second quarter of 2013.

Selling and administrative expenses, reflecting our continued franchising of Outlet stores, increased to $139.2 million, or 21.8% of net sales, in the second quarter of 2014 from $130.9 million, or 19.9% of net sales, in the prior-year quarter. The increase was primarily due to higher owner commissions in both Hometown and Outlet (primarily related to the conversion of Company-operated stores to franchisee-operated stores), new stores opened since the second quarter of 2013, and higher marketing costs, which were partially offset by lower payroll and benefits costs resulting from the conversion of Company-operated stores.

We recorded operating income of $5.8 million and $15.4 million in the second quarters of 2014 and 2013, respectively. The $9.6 million decrease in operating income was driven by the above-mentioned lower net sales and higher selling and administrative expenses, which were partially offset by a higher gross margin rate.
Financial Position

We had $21.0 million in cash and cash equivalents as of August 2, 2014 and $23.8 million as of August 3, 2013. Availability as of August 2, 2014 under our Credit Agreement, dated as of October 11, 2012, among the Company, its subsidiaries, Bank of America, N.A., and other lenders (the “Senior ABL Facility”) was $169.6 million with $74.8 million drawn and $5.6 million of letters of credit outstanding. Drawings under the Senior ABL Facility were reduced by $23.3 million during the second quarter of 2014. For the second quarter of 2014 we funded ongoing operations with cash on-hand and cash generated by operating activities. Our primary needs for liquidity were to fund inventory purchases and capital expenditures and for general corporate purposes.

Total merchandise inventories were $469.6 million at August 2, 2014 and $445.6 million at August 3, 2013. Merchandise inventories increased $25.4 million in Outlet and decreased $1.4 million in Hometown. The Outlet increase was primarily due to higher home appliance inventories, an increased store count due to new store openings, an increase in furniture inventory due to category expansion, and higher apparel inventory as stores returned to more customary inventory levels.
Comparable Store Sales

Comparable store sales amounts include merchandise sales for all stores operating for a period of at least 12 full months, including remodeled and expanded stores but excluding relocated stores and stores that have undergone format changes.  Comparable store sales include online transactions fulfilled and recorded by SHO and the change in unshipped sales reserves recorded at the end of each reporting period.
Adjusted Comparable Store Sales

In addition to our net sales determined in accordance with GAAP, for purposes of evaluating our sales performance we also use Adjusted comparable store sales. This measure includes in net sales, as if fulfilled and recorded by SHO, all in-store sales that were transacted by SHO and its independent dealers and franchisees through www.sears.com and that were fulfilled and recorded by Sears Holdings. Our management uses Adjusted comparable store sales, among other factors, to evaluate the sales performance of our overall business and individual stores for comparable periods. Adjusted comparable store sales should not be used by investors or other third parties as the sole basis for formulating investment decisions as it includes sales that were not fulfilled and recorded by SHO and for which sales SHO only received commissions. Adjusted comparable store sales should not be considered as a substitute for GAAP measurements.

While Adjusted comparable store sales is a non-GAAP measure, management believes that it is an important indicator of store sales performance because:

•	SHO receives commissions on all in-store sales that were transacted by SHO and its independent dealers and franchisees through www.sears.com and that were fulfilled and recorded by Sears Holdings.

•	During the second quarter of 2014, these sales, which were fulfilled and recorded by Sears Holdings, increased significantly to $18.7 million compared to $9.0 million in the second quarter of 2013.

•
Unadjusted comparable store sales, which do not include in-store sales that were transacted by SHO and its independent dealers and franchisees through www.sears.com and that were fulfilled and recorded by Sears Holdings, understates what SHO believes to be its effective comparable store sales performance.

The following table presents a reconciliation of Adjusted comparable store sales to net sales, the most comparable GAAP measure, for each of the periods indicated:

	13 Weeks Ended August 2, 2014			26 Weeks Ended August 2, 2014
thousands	Hometown	Outlet	Total	Hometown	Outlet	Total
Net sales	$480,253	$158,440	$638,693	$898,789	$329,758	$1,228,547
Less: Non-comparable store sales	(49,782)	(37,516)	(87,298)	(98,005)	(74,426)	(172,431)
Comparable store sales recorded by SHO	430,471	120,924	551,395	800,784	255,332	1,056,116
SHO in-store sales through www.sears.com recorded by Sears Holdings (1)	15,718	2,677	18,395	38,410	6,692	45,102
Adjusted comparable store sales	$446,189	$123,601	$569,790	$839,194	$262,024	$1,101,218

	13 Weeks Ended August 3, 2013			26 Weeks Ended August 3, 2013
thousands	Hometown	Outlet	Total	Hometown	Outlet	Total
Net sales	$503,934	$152,965	$656,899	$948,737	$309,279	$1,258,016
Less: Non-comparable store sales	(50,381)	(17,993)	(68,374)	(95,317)	(36,318)	(131,635)
Comparable store sales recorded by SHO	453,553	134,972	588,525	853,420	272,961	1,126,381
SHO in-store sales through www.sears.com recorded by Sears Holdings (1)	7,920	849	8,769	14,735	1,511	16,246
Adjusted comparable store sales	$461,473	$135,821	$597,294	$868,155	$274,472	$1,142,627

	13 Weeks Ended August 2, 2014 vs. 13 Weeks Ended August 3, 2013			26 Weeks Ended August 2, 2014 vs. 26 Weeks Ended August 3, 2013
	Hometown	Outlet	Total	Hometown	Outlet	Total
Comparable store sales recorded by SHO	(5.1)%	(10.4)%	(6.3)%	(6.2)%	(6.5)%	(6.2)%
Adjusted comparable store sales	(3.3)%	(9.0)%	(4.6)%	(3.3)%	(4.5)%	(3.6)%
(1) SHO in-store sales through www.sears.com fulfilled and recorded by Sears Holdings above are for comparable stores only. For all comparable and non-comparable stores, these sales for the 13 weeks and 26 weeks ended August 2, 2014 were $18.7 million and $48.1 million compared to $9.0 million and $16.7 million for the 13 weeks and 26 weeks ended August 3, 2013.
Adjusted EBITDA

In addition to our net income determined in accordance with GAAP, for purposes of evaluating operating performance we also use Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization, or “Adjusted EBITDA,” which excludes certain significant items as set forth below. Our management uses Adjusted EBITDA, among other factors, for evaluating the operating performance of our business for comparable periods. Adjusted EBITDA should not be used by investors or other third parties as the sole basis for formulating investment decisions as it excludes a number of important cash and non-cash recurring items. Adjusted EBITDA should not be considered as a substitute for GAAP measurements.

While Adjusted EBITDA is a non-GAAP measurement, management believes that it is an important indicator of operating performance because:

•	EBITDA excludes the effects of financing and investing activities by eliminating the effects of interest and depreciation costs; and

•
Other significant items, while periodically affecting our results, may vary significantly from period to period and may have a disproportionate effect in a given period, which affects comparability of results.

The following table presents a reconciliation of Adjusted EBITDA to net income, the most comparable GAAP measure, for each of the periods indicated:

	13 Weeks Ended		26 Weeks Ended
Thousands	August 2, 2014	August 3, 2013	August 2, 2014	August 3, 2013
Net income	$3,360	$9,135	$7,039	$24,132
Income tax expense	2,329	6,073	4,728	15,621
Other income	(798)	(431)	(1,478)	(846)
Interest expense	905	642	1,839	1,231
Operating income	5,796	15,419	12,128	40,138
Depreciation	2,067	2,050	4,355	4,392
Adjusted EBITDA	$7,863	$17,469	$16,483	$44,530

Forward-Looking Statements
Results are unaudited. This news release contains forward-looking statements (the “forward looking statements”). The forward-looking statements are subject to significant risks and uncertainties that may cause our actual results, performance, and achievements in the future to be materially different from the future results, future performance, and future achievements expressed or implied by the forward-looking statements. Forward-looking statements include, without limitation, information concerning our future financial performance, business strategy, plans, goals, beliefs, expectations, and objectives. The forward-looking statements are based upon the current beliefs and expectations of our management. The following factors, among others, could cause actual results, performance, and achievements to differ from those set forth in the forward-looking statements, and one or more of the differences could have a material adverse effect on our ability to operate our business and could have a material adverse effect on our results of operations, financial condition, liquidity, and cash flows: our ability to offer merchandise and services that our customers want, including those under the Kenmore, Craftsman, and DieHard brands, which brands are owned by Sears Holdings (the "KCD Marks"); our Merchandising Agreement with Sears Holdings provides that (1) if a third party that is not an affiliate of Sears Holdings acquires the rights to one or more (but less than all of) the KCD Marks Sears Holdings may terminate our rights to buy merchandise branded with any of the acquired KCD Marks and (2) if a third party that is not an affiliate of Sears Holdings acquires the rights to all of the KCD Marks Sears Holdings may terminate the merchandising agreement in its entirety, over which events we have no control; the sale by Sears Holdings and its subsidiaries to other retailers that compete with us of major home appliances and other products branded with one of the KCD Marks; our ability to successfully manage our inventory levels and implement initiatives to improve inventory management and other capabilities; competitive conditions in the retail industry; worldwide economic conditions and business uncertainty, the availability of consumer and commercial credit, changes in consumer confidence, tastes, preferences and spending, and changes in vendor relationships; the fact that our past performance generally, as reflected on our historical financial statements, may not be indicative of our future performance as a result of, among other things, the consolidation of our Hometown and Outlet segments into a single business entity, our separation from Sears Holdings, and operating as a standalone business entity; the impact of increased costs due to a decrease in our purchasing power following our separation from Sears Holdings, and other losses of benefits (such as a more effective and productive business relationship) that were associated with having been wholly owned by Sears Holdings and its subsidiaries; our continuing reliance on Sears Holdings for most products and services that are important to the successful operation of our business, and our potential need to rely on Sears Holdings for some products and services beyond the expiration or earlier termination by Sears Holdings of our agreements with Sears Holdings; our ability to resolve on commercially reasonable terms existing disputes and, when they arise, future disputes with Sears Holdings regarding many of the material terms and conditions of our agreements with Sears Holdings; our ability to maintain an effective and productive business relationship with Sears Holdings, particularly in light of the existence of pending, and the likelihood of future, disputes with respect to the terms and conditions of our agreements with Sears Holdings; most of our agreements with Sears Holdings were negotiated while we were a subsidiary of Sears Holdings and we may have received different terms from unaffiliated third parties (including with respect to costs and merchandise-vendor and service-provider indemnification and defense for negligence claims and claims arising out of failure to comply with contractual obligations); our reliance on Sears Holdings to provide computer systems to process transactions with our customers (including the point-of-sale system for the stores we operate and the stores that our independent dealers and franchisees operate, which point-of-sale system captures, among other things, credit-card information supplied by our customers) and others, quantify our results of operations, and manage our business ("SHO's SHC-Supplied Systems"); SHO's SHC-Supplied Systems may be subject to disruptions and data/security breaches for which Sears Holdings may be unwilling or unable to indemnify and defend us against third-party claims and other losses resulting from such disruptions and data/security breaches; the ability and willingness of Sears Holdings to perform its contractual obligations to us; the possible effects on us if Sears Holdings’ financial condition were perceived to significantly deteriorate, including if as a consequence Sears Holdings were to choose to seek the protection of the U.S. bankruptcy laws; limitations and restrictions in the Senior ABL Facility and our ability to service our indebtedness; our ability to obtain additional financing on acceptable terms; our dependence on independent dealers and franchisees to operate their stores profitably and in a manner consistent with our concepts and standards; our dependence on sources outside the U.S. for significant amounts of our merchandise; impairment charges for goodwill or fixed-asset impairment for long-lived assets; our ability to attract, motivate, and retain key executives and other employees; the impact of increased costs associated with being a publicly held company; our ability to maintain effective internal controls as a publicly held company; our ability to realize the benefits that we expect to achieve from our separation from Sears Holdings; litigation and regulatory trends challenging various aspects of the franchisor-franchisee relationship in the fast-food industry could expand to challenge or affect our relationships with our independent dealers and franchisees; low trading volume of our common stock due to limited liquidity or a lack of analyst coverage; the impact on our common stock and our overall performance as a result of our principal stockholders’ ability to exert control over us; and other risks, uncertainties, and factors discussed in our most recent Quarterly Report on Form 10-Q, our most recent Annual Report on Form 10-K, and other filings with the Securities and Exchange Commission. We intend the forward-looking statements to speak only as of the date of this news release, and we do not undertake to update or revise the forward-looking statements as more information becomes available, except as required by law.
About Sears Hometown and Outlet Stores, Inc.

Sears Hometown and Outlet Stores, Inc. is a national retailer primarily focused on selling home appliances, hardware, tools, and lawn and garden equipment. Our Hometown stores are designed to provide our customers with in-store and online access to a wide selection of national brands of home appliances, tools, lawn and garden equipment, sporting goods and household goods, depending on the particular format. Our Outlet stores are designed to provide our customers with in-store and online access to new, one-of-a-kind, out-of-carton, discontinued, obsolete, used, reconditioned, overstocked, and scratched and dented products across a broad assortment of merchandise categories, including home appliances, lawn and garden equipment, apparel, mattresses, sporting goods and tools at prices that are significantly lower than manufacturers' suggested retail prices. As of August 2, 2014, we and our dealers and franchisees operated 1,251 stores across all 50 states as well as in Puerto Rico and Bermuda. Our principal executive offices are located at 5500 Trillium Boulevard, Suite 501, Hoffman Estates, Illinois 60192 and our telephone number is (847) 286-7000.

* * * * *

Sears Hometown and Outlet Stores, Inc.
Condensed Consolidated Statements of Income
(Unaudited)

	13 Weeks Ended		26 Weeks Ended
Thousands, except per share amounts	August 2, 2014	August 3, 2013	August 2, 2014	August 3, 2013
NET SALES	$638,693	$656,899	$1,228,547	$1,258,016
COSTS AND EXPENSES
Cost of sales and occupancy	491,604	508,502	937,559	955,370
Selling and administrative	139,226	130,928	274,505	258,116
Depreciation	2,067	2,050	4,355	4,392
Total costs and expenses	632,897	641,480	1,216,419	1,217,878
Operating income	5,796	15,419	12,128	40,138
Interest expense	(905)	(642)	(1,839)	(1,231)
Other income	798	431	1,478	846
Income before income taxes	5,689	15,208	11,767	39,753
Income tax expense	(2,329)	(6,073)	(4,728)	(15,621)
NET INCOME	$3,360	$9,135	$7,039	$24,132

NET INCOME PER COMMON SHARE
ATTRIBUTABLE TO STOCKHOLDERS

Basic:	$0.15	$0.40	$0.31	$1.04
Diluted:	$0.15	$0.40	$0.31	$1.04

Basic weighted average common shares outstanding	22,666	23,100	22,666	23,100
Diluted weighted average common shares outstanding	22,666	23,106	22,666	23,102

Sears Hometown and Outlet Stores, Inc.
Condensed Consolidated Balance Sheets (Unaudited)

Thousands	August 2, 2014	August 3, 2013	February 1, 2014
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$20,978	$23,828	$23,475
Accounts receivable	21,211	14,406	19,252
Merchandise inventories	469,607	445,607	482,107
Prepaid expenses and other current assets	13,312	14,213	13,216
Total current assets	525,108	498,054	538,050
PROPERTY AND EQUIPMENT, net	51,973	49,940	48,973
GOODWILL	167,000	167,000	167,000
LONG-TERM DEFERRED TAXES	48,345	66,068	52,672
OTHER ASSETS	45,898	26,680	40,490
TOTAL ASSETS	$838,324	$807,742	$847,185
LIABILITIES
CURRENT LIABILITIES
Short-term borrowings	$74,800	$34,900	$99,100
Payable to Sears Holdings Corporation	83,711	77,234	68,396
Accounts payable	13,897	21,784	24,129
Other current liabilities	64,495	75,998	60,319
Current portion of capital lease obligations	286	1,230	662
Total current liabilities	237,189	211,146	252,606
CAPITAL LEASE OBLIGATIONS	3	250	95
OTHER LONG-TERM LIABILITIES	3,475	5,652	4,259
TOTAL LIABILITIES	240,667	217,048	256,960
STOCKHOLDERS' EQUITY
TOTAL STOCKHOLDERS' EQUITY	597,657	590,694	590,225
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$838,324	$807,742	$847,185

Sears Hometown and Outlet Stores, Inc.
Segment Results
(Unaudited)

Hometown
	13 Weeks Ended		26 Weeks Ended
Thousands, except for number of stores	August 2, 2014	August 3, 2013	August 2, 2014	August 3, 2013
Net sales	$480,253	$503,934	$898,789	$948,737
Comparable store sales % (1)	(5.1)%	(0.4)%	(6.2)%	(3.6)%
Cost of sales and occupancy	372,047	388,505	684,201	722,389
Gross margin dollars	108,206	115,429	214,588	226,348
Margin rate	22.5%	22.9%	23.9%	23.9%
Selling and administrative	105,515	104,215	204,352	204,356
Selling and administrative expense as a percentage of net sales	22.0%	20.7%	22.7%	21.5%
Depreciation	730	745	1,381	1,611
Total costs and expenses	478,292	493,465	889,934	928,356
Operating income	$1,961	$10,469	$8,855	$20,381
Total Hometown stores			1,103	1,121

Outlet
	13 Weeks Ended		26 Weeks Ended
Thousands, except for number of stores	August 2, 2014	August 3, 2013	August 2, 2014	August 3, 2013
Net sales	$158,440	$152,965	$329,758	$309,279
Comparable store sales % (1)	(10.4)%	8.2%	(6.5)%	4.7%
Cost of sales and occupancy	119,557	119,997	253,358	232,981
Gross margin dollars	38,883	32,968	76,400	76,298
Margin rate	24.5%	21.6%	23.2%	24.7%
Selling and administrative	33,711	26,713	70,153	53,760
Selling and administrative expense as a percentage of net sales	21.3%	17.5%	21.3%	17.4%
Depreciation	1,337	1,305	2,974	2,781
Total costs and expenses	154,605	148,015	326,485	289,522
Operating income	$3,835	$4,950	$3,273	$19,757
Total Outlet stores			148	129
(1) Adjusted comparable store sales for the 13 and 26 weeks ended August 2, 2014 were (3.3)% and (3.3)% for Hometown and (9.0)% and (4.5)% for Outlet.